Exhibit 10.1

THIRD AMENDMENT TO THE AMENDED AND RESTATED EXCLUSIVE LICENSE AGREEMENT

UC Control Number 2019-04-0625

THIS THIRD AMENDMENT (the “ Third Amendment”), dated May 9, 2022 (the “ Third Amendment’s Effective Date”), is made by and between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA (“The Regents”), a California corporation having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200, acting through the offices of the Technology Development Group of The University of California, Los Angeles located at 10889 Wilshire Blvd, Suite 920, Los Angeles, CA 90095-7191, and BONE BIOLOGICS CORPORATION (“Licensee”), having a principal place of business at 2 Burlington Woods Drive, Suite 100, Burlington, Massachusetts, 01803 and amends the Amended and Restated Exclusive License Agreement with Licensee, dated March 21, 2019 and effective as of dated March 15, 2006 with UC Agreement Control Number 2019-04-0625 and the First Amendment dated August 13, 2020 and the Second amendment dated June 30, 2021 with UC Control No. 2019-04-0625B (collectively, the “License Agreement”) in accordance with the terms and conditions of this Third Amendment.

RECITALS

WHEREAS, Licensee desires to extend certain Development Milestone deadlines under the License Agreement and The Regents is willing to agree to such extensions on the condition that Licensee pays the Diligence Fee as outlined herein below.

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants, and agreements hereinafter set forth, all parties to this Third Amendment mutually agree to amend the License Agreement as follows:

1. In consideration for The Regents’ willingness to extend the fifteen (15) Development Milestone deadlines defined by Section 6.3e-6.3s below, Licensee agrees to pay the Diligence Fee as described herein below. Therefore, in view of the foregoing, the following Diligence Fee obligation is added to Section 6.3:

“In consideration for The Regents agreeing to extend the fifteen (15) Development Milestones defined by Sections 6.3e-6.3s as effectuated by the Third Amendment, Licensee shall pay to The Regents a fee (the “Diligence Fee”) of $533,333.33 per Development Milestone extension for a total of eight million dollars ($8,000,000) in partial consideration of the lost patent lifetime of the Regents’ Patent Rights that such diligence timeline and any extensions thereto caused.

In order to enable Licensee to preserve available capital and resources for the development of Licensed Products, The Regents is willing to allow Licensee to defer payment of the Diligence Fee until Licensee or any of its Sublicensees sell any product or service in the Field of Use that:

(i)	includes, incorporates, or is provided through the use of NELL-1, Pegylated NELL-1, or an isoform, modification, or derivative thereof, and/or

(ii)	as of the date of this Third Amendment, is (or if such sale takes place after all of the Regents’ Patent Rights have expired, such sold product or service would have been as of the date of this Third Amendment) a Licensed Product or Licensed Method,

(the date of such sale referred to as the “Triggering Sale Date” and such potential product or service referred to as a “Qualifying Product or Service”) in accordance with the payment schedule below. Notwithstanding any statement in, or provision of, this Agreement, Licensee’s obligation to pay the Diligence Fee will survive termination or expiration of this Agreement and Licensee is prohibited from assigning, selling, or otherwise transferring any of its assets related to any Qualifying Product or Service unless Licensee’s foregoing Diligence Fee obligation is assigned, sold, or transferred along with such assets, or unless Licensee pays The Regents the Diligence Fee within ten (10) days of such assignment, sale or other transfer of such rights to any Qualifying Product or Service.

●	Due upon cumulative Net Sales equaling $50,000,000 following the Triggering Sale Date - $2,000,000;
●	Due upon cumulative Net Sales equaling $100,000,000 following the Triggering Sale Date - $2,000,000; and
●	Due upon cumulative Net Sales equaling $200,000,000 following the Triggering Sale Date - $4,000,000.”

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2.	Delete Sections 6.3e – 6.3r of the License Agreement in their entirety and replace them with the following:

	6.3e	Initiate a Phase I/II Pilot Study with respect to a Licensed Product or Licensed Method within the earlier of (i) six (6) months after pilot clinical cGMP production, and (ii) December 31st, 2024;

	6.3f	Until the date Licensee or a Sublicensee (or an entity acting on behalf of either of the foregoing) completes a Phase III Pivotal Study with respect to a Licensed Product or Licensed Method, Licensee or a Sublicensee must spend at least one million dollars ($1,000,000) per calendar year on pre-clinical or clinical development of a Licensed Product or Licensed Method. For the avoidance of doubt, such amounts shall include solely out-of-pocket costs incurred by Licensee or its Affiliates or Sublicensees in connection with pre-clinical or clinical development activities with respect to Licensed Products or Licensed Methods – Licensee and its Sublicensees may not allocate or attribute to such total spend any internal costs and overhead, any amounts paid to The Regents under this Agreement (such as, for example, for patent cost reimbursement) or incurred in negotiating this Agreement, or any amounts spent in relation to the Development Milestones defined by Section 6.3j-s below or any other product or service. Licensee must provide with its semi-annual progress reports sufficient documentation substantiating to The Regents’ satisfaction that Licensee and its Sublicensees has spent such amount during each applicable year.

	6.3g	Submit a PMA application (or foreign equivalent) with respect to a Licensed Product or Licensed Method within twelve (12) months after completing a Phase III Pivotal Study with respect to a Licensed Product or Licensed Method;

	6.3h	Achieve FDA (or foreign equivalent) or PMA approval (market approval) (or foreign equivalent) for a Licensed Product or Licensed Method within twelve (12) months after achieving the Development Milestone defined by Section 6.3g; and

	6.3i	Achieve a First Commercial Sale of a Licensed Product or Licensed Method within six (6) months after achieving the Development Milestone defined by Section 6.3h.

With respect to a pegylated Licensed Product covered by the Newly Added Patent Rights:

	6.3j	Complete a pre-clinical rhNELL-1 chemically modified vs. drug delivery & route and frequency of administration within the earlier of (i) six (6) months after Phase I/II Pilot Study is completely enrolled, or (ii) December 31st, 2026;

	6.3k	Enter into a contract with contract manufacturing organization (CMO) and complete an animal pilot study to determine what clinical indication Licensee intends to pursue no later than twelve (12) months after achieving the Development Milestone defined by Section 6.3j;

	6.3l	Submit a pre-IND package to the FDA with respect to a Licensed Product that contains chemistry, manufacturing, and controls (CMC), preclinical work, and a clinical development plan no later than six (6) months after achieving the Development Milestone defined by Section 6.3k;

	6.3m	Initiate a pivotal animal study in sheep or non-human primates no later than 6 months after achieving the Development Milestone defined by Section 6.3l;

	6.3n	File an IND with the FDA no later than twenty-four (24) months after achieving the Development Milestone defined by Section 6.3m;

	6.3o	Dose a first patient in a Phase I/IIa Clinical Trial no later than twelve (12) months after achieving the Development Milestone defined by Section 6.3n;

	6.3p	Dose a first patient in a Phase IIb Clinical Trial no later than twelve (12) months after achieving the Development Milestone defined by Section 6.3o;

	6.3q	Dose a first patient in a Phase III Clinical Trial no later than twenty-four (24) months after achieving the Development Milestone defined by Section 6.3p;

	6.3r	Obtain FDA approval no later than thirty-six (36) months after achieving the Development Milestone defined by Section 6.3q;

	6.3s	Achieve a First Commercial Sale of a Licensed Product or Licensed Method no later than six (6) months after achieving the Development Milestone defined by Section 6.3r.

All other terms and conditions of the License Agreement remain the same. This Third Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Electronic, facsimile, Portable Document Format (PDF) or photocopied signatures of the Parties will have the same legal validity as original signatures.

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IN WITNESS WHEREOF, the parties have executed this Third Amendment by their duly authorized representatives for good and valuable consideration.

BONE BIOLOGICS CORPORATION		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By		By
Signature		Signature
Name:	Jeffrey Frelick	Name:	Mark Wisniewski
Title:	President and CEO	Title:	Sr. Director Biopharmaceuticals

Date:		Date

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By
Signature
Name:	Amir Naiberg
Title:	Assoc. Vice Chancellor and President & CEO

Date:

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